UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2025

Diversified Healthcare Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	DHC	The Nasdaq Stock Market LLC
5.625% Senior Notes due 2042	DHCNI	The Nasdaq Stock Market LLC
6.25% Senior Notes due 2046	DHCNL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, and “our” refer to Diversified Healthcare Trust.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2025, pursuant to the recommendation of the Nominating and Governance Committee, our Board of Trustees, or the Board, elected Alan L. Felder as an Independent Trustee with a term to expire at our 2025 annual meeting of shareholders. In connection with Mr. Felder’s election, the Board increased the size of the Board from seven members to eight members. The Board appointed Mr. Felder to serve on the Audit Committee.

Mr. Felder, age 53, previously worked at UBS Investment Bank, or UBS, from 2001 to 2024, where he most recently served as the Head of Real Estate, Lodging and Leisure, Americas. Mr. Felder previously held other roles at UBS, including Head of Private Financing Markets, Americas and a Managing Director in the Mergers and Acquisitions Group. Prior to joining UBS, Mr. Felder worked in investment banking at Donaldson, Lufkin & Jenrette, focusing on capital markets and mergers and acquisitions transactions. He graduated from the Wharton School of the University of Pennsylvania.

The Board concluded that Mr. Felder is qualified to serve as an Independent Trustee in accordance with the requirements of The Nasdaq Stock Market LLC, the Securities and Exchange Commission and our governing documents. For his service as an Independent Trustee, Mr. Felder will be entitled to the compensation we generally provide to Independent Trustees. There is no arrangement or understanding between Mr. Felder and any other person pursuant to which Mr. Felder was selected as a Trustee. There are no transactions, relationships or agreements between Mr. Felder and us that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Felder does not have a family relationship with any member of the Board or any of our executive officers.

In connection with Mr. Felder’s election as an Independent Trustee, we will enter into an indemnification agreement with Mr. Felder, which agreement will be on substantially the same terms as the indemnification agreements we have entered with our other Trustees and executive officers. We have previously filed a form of indemnification agreement as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, which form is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Matthew C. Brown
Name:	Matthew C. Brown
Title:	Chief Financial Officer and Treasurer

Dated: March 20, 2025